================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 26, 2002
              (Date of earliest event reported: February 21, 2002)


                          SOUTHERN NATURAL GAS COMPANY
             (Exact name of registrant as specified in the charter)


           Delaware                                 1-2745                                63-0196650
(State or other jurisdiction of            (Commission File Number)                    (I.R.S. Employer
         incorporation                                                                Identification No.)

                                El Paso Building
                              1001 Louisiana Street
                              Houston, Texas 77002
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (713) 420-2131

================================================================================

 ITEM 5.      OTHER EVENTS.

                  On February 21, 2002, Southern Natural Gas Company, a wholly owned subsidiary of El Paso Corporation (the "Company"), entered into an Underwriting Agreement with Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc. and Scotia Capital (USA) Inc., pursuant to which the Company issued $300 million aggregate principal amount of 8% Notes Due March 1, 2032 (the "Notes"). The net proceeds from the sale of the Notes were approximately $296 million, and will be used by the Company to pay off $200 million of short-term debt and for general corporate purposes, including anticipated capital expenditures related to its expansion program and working capital increases. Under the Company's cash management agreement with El Paso, the Company invests its excess cash with El Paso. Some or all of the net proceeds from the sale of the Notes may be invested temporarily with El Paso.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)      EXHIBITS.

   Exhibit
   Number                  Description
   ------                  -----------

     1.1       Underwriting Agreement dated as of February 21, 2002

     4.1       Form of 8% Note Due March 1, 2032

     5.1       Opinion of Andrews & Kurth L.L.P. as to the legality of the Notes

     23.1      Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               SOUTHERN NATURAL GAS COMPANY



                                               By:    /s/ GREG G. GRUBER
                                                  -----------------------------
                                                          Greg G. Gruber
                                                   Senior Vice President and
                                                    Chief Financial Officer

Date:  February 26, 2002

                                 EXHIBIT INDEX


   Exhibit
   Number                  Description
   ------                  -----------

     1.1       Underwriting Agreement dated as of February 21, 2002

     4.1       Form of 8% Note Due March 1, 2032

     5.1       Opinion of Andrews & Kurth L.L.P. as to the legality of the Notes

     23.1      Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)